FIRST SUPPLEMENTAL INDENTURE



         FIRST SUPPLEMENTAL INDENTURE dated as of May 31, 2000, between MGC COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of Nevada (hereinafter called the "Company"), and HSBC Bank USA (successor to Marine Midland Bank), as trustee (the "Trustee");

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of September 29, 1997 (hereinafter called the "Original Indenture"), to provide for the issuance of its debt securities (the "Securities") under the Indenture; and

         WHEREAS, Section 9.02 of the Original Indenture provides, among other things, that, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities affected, the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of changing in any manner or eliminating any of the provisions of the Original Indenture (other than as provided in Section 9.02 of the Original Indenture) or of modifying in any manner the rights of the Holders of Securities (other than as provided in Section 9.02 of the Original Indenture) of each series affected; and

         WHEREAS, the 13% Series Secured Notes due 2004 constitute the only series of Securities (the "Notes") under the Indenture; and

         WHEREAS, the Company desires to amend and delete certain provisions to the Original Indenture in order to eliminate substantially all of the restrictive covenants contained therein; and

         WHEREAS, all action on the part of the Company necessary to authorize its execution, delivery and performance of the Original Indenture, as amended and supplemented, as further supplemented by this First Supplemental Indenture has been duly taken; and

         WHEREAS, the Company has solicited the consent of Holders of the Notes to certain amendments to the Original Indenture (the "Proposed Amendments") pursuant to that certain Private Exchange Offer Circular and Consent Solicitation Statement, dated May 23, 2000 (the "Exchange Offer and Solicitation Statement"); and

         WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes have consented (the "Requisite Consents") to the Proposed Amendments and instruments evidencing such consent have been delivered to the Trustee; and

         WHEREAS, the Company desires and has requested the Trustee to join in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Original Indenture.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all Holders of the Notes as follows, effective upon execution hereof by the Trustee:



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                                   DEFINITION

         Section 101 Definition. When used herein, "Exchange Offer Completion Event" shall mean such time as each of the following events shall have occurred:
(i) the Company shall have completed the Exchange Offer (as defined in the Exchange Offer and Solicitation Statement") in accordance with the terms and conditions set forth in the Company's Exchange Offer and Solicitation Statement and (ii) each noteholder who has delivered its Notes for exchange pursuant to the Exchange Offer shall have received New Notes and a Residual Cash Amount (as such terms are defined in the Exchange Offer and Solicitation Statement) in accordance with the terms of the Exchange Offer.


                                   ARTICLE TWO

                        AMENDMENTS TO ORIGINAL INDENTURE

         Section 201 Deleted Covenants. Upon the occurrence of the Exchange Offer Completion Event, the text of the following Sections of the Original Indenture shall be deleted in their entirety and replaced by the words "Intentionally Omitted":

         Section 3.09. Offer to Purchase with Excess Asset Sale Proceeds.

         Section 4.03  Reports.

         Section 4.05  Taxes.

         Section 4.07  Restricted Payments.

         Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

         Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock.

         Section 4.10  Asset Sales.

         Section 4.11  Transactions with Affiliates.

         Section 4.12  Liens.

         Section 4.13  Limitations on Sale and Leaseback Transactions.

         Section 4.15  Offer to Purchase Upon a Change of Control.

         Section 4.16  Business Activities.

         Section 4.20  Insurance.

         Section 4.21  Payments for Consents.

         Section 5.01 (iii), (iv) and (v), Merger, Consolidation or Sale of Assets.

         Section 202 Amended Section 5.02. Upon the occurrence of the Exchange Offer Completion Event, the text of Section 5.02 shall be deleted in its entirety and replaced with the following:

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         "Upon any consolidation, combination, merger or any transfer of all or substantially all of the assets of the Company, the surviving entity formed by such consolidation or combination or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein, and thereafter, the predecessor company (except in the case of a lease) shall be released from all obligations and covenants under this Indenture and the Notes."



                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         Section 301 Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof. Except as otherwise expressly defined herein, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         Section 302 Responsibility for Recitals, etc. The recitals herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

         Section 303 Provisions Binding on Company's Successors. All of the covenants, stipulations, promises and agreements made in this First Supplemental Indenture by the Company shall bind its successors and assigns whether so expressed or not.

         Section 304 Governing Law. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State.

         Section 305 Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 306 Trust Indenture Act to Control. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision included in the Original Indenture or in this First Supplemental Indenture which is required to be included in or is deemed to be applicable to this First Supplemental Indenture by any of Sections 310 to 317, inclusive, of the Trustee Indenture Act of 1939, such required or other applicable provision shall control.




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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first written above.

                                    MGC COMMUNICATIONS, INC.




                                    By:  /s/ Michael Daley
                                         ---------------------------------
                                         Name:  Michael Daley
                                         Title: Executive Vice President and
                                                Chief Financial Officer



                                    HSBC BANK USA, as Trustee



                                    By:  /s/ Frank Godino
                                         ---------------------------------
                                         Name:  Frank Godino
                                         Title: Vice President